UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2007 (August 30, 2007)

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12785	31-1486870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Nationwide Plaza, Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 249-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Certain Officers

On August 30, 2007, Nationwide Mutual Insurance Company (Nationwide Mutual), the ultimate parent of Nationwide Financial Services, Inc. (NFS) announced that Robert A. Rosholt, Executive Vice President – CFO, Finance, Investments and Strategy of Nationwide Mutual intends to retire in the first quarter of 2008. Mr. Rosholt serves as Executive Vice President – Finance, Investments and Strategy of NFS and is a named executive officer in NFS’ proxy statement for its 2007 annual meeting of stockholders.

Until his departure, Mr. Rosholt will continue in his position and assist in the transition of his role and duties to Larry Hilsheimer. Mr. Hilsheimer was elected as Executive Vice President – Finance by NFS’ board of directors on August 30, 2007. In addition, the Nationwide Mutual board of directors elected Mr. Hilsheimer as Executive Vice President – Chief Financial Officer. He will begin his role at Nationwide on October 15, 2007.

This Form 8-K incorporates by reference the press release announcing Mr. Rosholt’s retirement and the hiring of Mr. Hilsheimer, filed as Exhibit 99.1 hereto.

Exhibit 99.1 Press release dated August 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SERVICES, INC. (Registrant)

Date: August 30, 2007	/s/ Timothy G. Frommeyer
Timothy G. Frommeyer Senior Vice President – Chief Financial Officer